Exhibit 99.1

PRIVATE MEDIA GROUP ANNOUNCES CHANGE IN ANNUAL MEETING DATE AND RECORD DATE

BARCELONA, Spain, December 9, 2011 /PR Newswire/Private Media Group, Inc. (OTCQB: PRVT) a worldwide leader in premium-quality adult entertainment products, today reported that on December 8, 2011, the Nevada State Court, Clark County, Nevada in the case Consipio Holding BV v. Private Media Group, Inc. (Case No. A-10-622802-B) (the “Nevada Action”) granted the Plaintiffs’ motion to change the date of the Company’s 2011 Annual Meeting of Shareholders from December 15, 2011 to January 11, 2012. The Plaintiffs in the Nevada Action had moved the Court to change the meeting date to permit the Company’s shareholders the opportunity to nominate a slate of directors to oppose the slate nominated by the Company’s Board of Directors as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 15, 2011.

In addition to changing the date of the 2011 Annual Meeting, the Court ordered that (i) the location of the 2011 Annual Meeting be changed from Barcelona, Spain to Las Vegas, Nevada, (ii) that there be one independent Inspector of Elections chosen by the Receiver for the Company, and (iii) the Receiver shall chair the 2011 Annual Meeting. The Court also reconfirmed Consipio Holding BV’s right to vote 5.6 million of the Company’s common shares at the rescheduled 2011 Annual Meeting.

Due to the change in the meeting date, the Court set a new record date of December 15, 2011 in connection with the rescheduled 2011 Annual Meeting. Holders of the Company’s common stock as of the close of business on December 15, 2011 will be entitled to vote at the rescheduled 2011 Annual Meeting. The proxy card previously provided to shareholders in connection with the originally scheduled meeting will be disregarded, and the Company will send new proxy cards to holders of the Company’s common stock entitled to vote at the meeting.

About Private Media Group

Founded in 1965, Private Media Group is a brand-driven world leader in adult entertainment, operating a global content distribution network with a wide range of platforms including; the Internet, broadcasting via cable, satellite, digital TV and IPTV on 194 platforms in 42 countries, mobile content delivery via 114 network operators in 37 countries and retail sale of DVDs and magazines. Private Media Group owns the worldwide rights to its extensive archive of high-quality content, and also licenses its Private and “Silver Girls” trademarks internationally for a select range of products and services. Private is the world’s preferred content provider of adult entertainment to consumers anywhere, at any time and across all distribution platforms and devices.

Corporate site: prvt.com, consumer site: private.com

Disclaimer

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including any additional rulings by the Court in the Nevada Action and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For further information please contact:

Johan Gillborg

Chief Financial Officer

Private Media Group

Tel +34 93 620 80 90

johan.gillborg@private.com

SOURCE: Private Media Group